Exhibit 10.3

SECOND AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

This SECOND AMENDMENT TO THE AMENDED AND RESTATED ADVISORY AGREEMENT (this “Second Amendment”), effective as of October 17, 2024, is entered into by and between StratCap Digital Infrastructure REIT, Inc. (f/k/a Strategic Wireless Infrastructure Fund II, Inc.), a Maryland corporation (the “Corporation”), SWIF II Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and StratCap Digital Infrastructure Advisors II, LLC (f/k/a Strategic Wireless Infrastructure Fund Advisors, LLC), a Delaware limited liability company (the “Advisor”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Advisory Agreement (as defined below).

WHEREAS, the Corporation, the Operating Partnership and the Advisor are parties to that certain Amended and Restated Advisory Agreement, dated August 18, 2023 (as amended, the “Advisory Agreement”); and

WHEREAS, the Corporation, the Operating Partnership and the Advisor desire to amend the Advisory Agreement as set forth herein in order to account for the Class P OP Units and Class PX OP Units (each as defined below) in the calculation of the Management Fee (as defined below) payable to the Advisor.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENT

1.	Amendment to Section 7.

Section 7 of the Advisory Agreement is hereby amended and restated in its entirety as follows:

“7.           LIMITATIONS ON ACTIVITIES.

Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Corporation as a REIT, (b) subject the Corporation to regulation under the Investment Corporation Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Corporation, its Shares or its Securities, or otherwise not be permitted by the Charter or Bylaws of the Corporation, except if such action shall be ordered by the Board of Directors, in which case the Advisor shall notify promptly the Board of Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, the Advisor, its members, managers, directors, officers, employees and stockholders, and members, managers, stockholders, directors and officers of the Advisor’s Affiliates, shall not be liable to the Corporation or to the Board of Directors or stockholders for any act or omission by the Advisor, its members, managers, directors, officers or employees, or stockholders, members, managers, directors or officers of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Paragraph 19 of this Agreement; provided, however, that the Advisor has a fiduciary duty to the Corporation and its stockholders and the Advisor is also liable to the Corporation and its stockholders for violations of its fiduciary duty to them.”

2.	Amendment to Section 9.

Section 9 of the Advisory Agreement is hereby amended and restated in its entirety as follows:

“9.           FEES.

(a)           Management Fee.

(i)            As compensation for the services rendered hereunder, prior to the Corporation’s calculation of its NAV (A) the Corporation will pay the Advisor a management fee equal to (x) 1.25% of the aggregate purchase price of the Corporation’s Assets (excluding the pro rata portion of Assets allocable to the Class P OP Units and Class PX OP Units and excluding any debt) and (B) the Operating Partnership will pay the Advisor a management fee equal to 0.75% of the portion of the aggregate purchase price of the Corporation’s Assets allocable to the Class P OP Units and Class PX OP Units, (excluding any debt) (any management fee paid by the Corporation, whether pursuant to this Section 9(a)(i) or Section 9(a)(ii), the “Corporation Management Fee”, any such fee paid by the Operating Partnership, whether pursuant to this Section 9(a)(i) or Section 9(a)(ii), the “OP Management Fee” and, together with the Corporation Management Fee, the “Management Fee”).

(ii)           As compensation for the services rendered hereunder, following the Corporation’s calculation of its NAV, (A) the Corporation will pay the Advisor a Corporation Management Fee equal to 1.25% of the Corporation’s NAV per annum (excluding the NAV attributable to the Class P OP Units and Class PX OP Units), payable monthly, and (B) the Operating Partnership will pay the Advisor an OP Management Fee equal 0.75% of the net asset value attributable to the Class P OP Units and Class PX OP Units, with each of the Corporation Management Fee and OP Management Fee payable under this Section 9(a)(ii) calculated before giving effect to any accruals for the Management Fee, Distribution Fees, the Performance Allocation (as defined in the Operating Partnership Agreement) or any Distributions.

(iii)          The Corporation Management Fee may be paid, at the Advisor’s election, in cash or cash equivalent aggregate NAV amounts of Class I Shares or Class I units of the Operating Partnership. The OP Management Fee may be paid, at the Advisor’s election, in cash or cash equivalent aggregate NAV amounts of Class I units of the Operating Partnership. If the Advisor elects to receive any portion of its Management Fee in Class I Shares or Class I units of the Operating Partnership, the Advisor may elect to have the Corporation or the Operating Partnership repurchase such Class I Shares or Class I units of the Operating Partnership from the Advisor at a later date. Class I Shares and Class I units of the Operating Partnership obtained by the Advisor will be subject to the terms and conditions of the Share Repurchase Program. The Operating Partnership will repurchase any such Operating Partnership units for cash unless the Board determines that any such repurchase for cash would be prohibited by applicable law or the Charter, in which case such Operating Partnership units will be repurchased for the Class I Shares with an equivalent aggregate NAV. The Advisor will have the option of exchanging Class I Shares for an equivalent aggregate NAV amount of Class A Shares, Class AX Shares, Class D Shares, Class DX Shares or Class IX Shares, and will have registration rights with respect to shares of the Corporation’s common stock.

(iv)          In the event this Agreement is terminated or its term expires without renewal, the Advisor will be entitled to receive its prorated Management Fee through the date of termination. Such pro ration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.

In the event the Corporation or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Corporation and the Operating Partnership will pay the Advisor the Management Fee from the proceeds of the liquidation.

ARTICLE II

MISCELLANEOUS

1.           Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Second Amendment, the terms of this Second Amendment shall control.

2.           Counterparts. The Parties may sign any number of copies of this Second Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Second Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Second Amendment or such other document or instrument, as applicable.

3.           Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment effective as of the date first set forth above.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

By:	/s/ James Condon
Name:	James Condon
Title:	President

SWIF II OPERATING PARTNERSHIP, LP

By: StratCap Digital Infrastructure REIT, Inc., its General Partner

By:	/s/ James Condon
Name:	James Condon
Title:	President

STRATCAP DIGITAL INFRASTRUCTURE ADVISORS II, LLC

By:	/s/ James Condon
Name:	James Condon
Title:	Authorized Officer